AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

1.   Name of Portfolio __American Express Partners Growth Fund______________

2.   Name of Issuer ____SafeNet, Inc.___________________________________________

3.   Date of Purchase ____7/10/03_______________________________________________

4.   Underwriter from whom purchased ___First Boston____________________________

5. "Affiliated Underwriter" managing or participating in underwriting syndicate ______Raymond James______________________________________________

6.   Is a list of the underwriting syndicate's members attached? Yes ___  No _X_

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $__4,987,500________

8.   Aggregate principal amount of offering _$ 83,125,000___________

9.   Purchase price (net of fees and expenses) __$ 33.25________

10.  Date offering commenced ____7/10/03__________________

11. Offering price at close of first day on which any sales were made $____33.93____

12.  Commission, spread or profit __$ 1.148_______________________

13.  Have the following conditions been satisfied?

     a.   The securities are:                                       Yes     No

               Part of an issue registered under the Securities
               Act of 1933 that is being offered to the public;    _X_      ___

               Eligible Municipal Securities;                      ___      _X_

               Sold in an Eligible Foreign Offering; or            ___      _X_

               Sold in an Eligible Rule 144A offering?             ___      _X_

          (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                                        Yes      No
     b.   (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the
              issuer); OR                                                               _X__    ___


          (2) If the securities to be purchased were offered for
              subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
              which the rights offering terminates?                                     ___     ___

     c.   The underwriting was a firm commitment underwriting?                          _X_     ___

     d.   The commission,  spread, or profit was reasonable and fair in relation to that being received by others for underwriting  similar  securities during the same period (see  attachment  for comparison of spread with
          comparable recent offerings)?                                                 _X_     ___

     e.   The  issuer  of  the   securities,   except  for  Eligible   Municipal
          Securities, and its predecessors have been in continuous operation for
          not less than three years?                                                    _X_     ___

     f.   (1) The amount of the securities, other than those sold in an Eligible
              Rule 144A Offering (see below), purchased by all of the
              investment companies advised by the Adviser did not exceed
              25% of the principal amount of the offering; OR                           _X_     ___

          (2) If the securities purchased were sold in an Eligible Rule 144A
              Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

              (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to
                   qualified institutional buyers, as defined in Rule
                   144A(a)(1), plus                                                     ___     ___

              (ii) The principal amount of the offering of such class in
                   any concurrent public offering?                                      ___     ___

     g.   (1) No affiliated underwriter of the Fund was a direct or indirect
              participant in or beneficiary of the sale; OR                             _X_     ___

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
                                                                                        Yes      No
          (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or ot1erwise
              allocated to the account of an affiliated underwriter?                    ___     ___

     h.   Information has or will be timely supplied to the appropriate  officer of the Fund for inclusion on SEC Form N-SAR and  quarterly  reports to
          the Directors?                                                                _X_     ___



Date:    10/8/03                       Eagle Asset Management
      -----------------             ----------------------------
                                    Subadviser Firm Name


                                     By /s/ David Wertel
                                        ------------------------
                                            Signature

                                            David Wertel, Sr. Compliance Advisor
                                            Name and Title